   As filed with the Securities and Exchange Commission on November __, 1995.

                                               Registration No. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                        SYSTEM SOFTWARE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     36-3144515
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                      500 WEST MADISON STREET, 32ND FLOOR
                            CHICAGO, ILLINOIS 60661
                                 (312) 641-2900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MR. JOSEPH J. SKADRA
                            CHIEF FINANCIAL OFFICER
                        SYSTEM SOFTWARE ASSOCIATES, INC.
                      500 WEST MADISON STREET, 32ND FLOOR
                            CHICAGO, ILLINOIS  60661
                                 (312) 641-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
DOUGLAS R. NEWKIRK, ESQ.                               PETER M. ROSENBLUM, ESQ.
SACHNOFF & WEAVER. LTD.                                     FOLEY, HOAG & ELIOT
30 SOUTH WACKER DRIVE                                    ONE POST OFFICE SQUARE
CHICAGO, IL  60606                                             BOSTON, MA 02109
(312) 207-1000                                                   (617) 832-1000

                         (REMAINDER OF PRECEDING PAGE)

         Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

         If this Form is a post-effective amendment filer pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               _________________

                        CALCULATION OF REGISTRATION FEE



=======================================================================================================================

                                   Amount             Proposed maximum         Proposed maximum         Amount of
    Title of shares to be           to be            offering price per       aggregate  offering     registration
         registered              registered               Unit(1)                  price(1)                fee
-----------------------------------------------------------------------------------------------------------------------
        Common Stock,              445,458                $37.125                 $16,537,628              $5,703
           $.0033
        par value (2)
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on November 15, 1995.

(2) Includes certain stock purchase rights issued pursuant to a Rights

Agreement

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 1995


                        SYSTEM SOFTWARE ASSOCIATES, INC.

                                 445,458 Shares

                                  Common Stock

                                $.0033 par value

         All of the shares being offered hereby (the "Shares") are presently outstanding shares of the Common Stock of System Software Associates, Inc., a Delaware corporation ("SSA" or the "Company") and are being sold by those stockholders of the Company who are named herein under "Selling Stockholders." The Company will not receive any of the proceeds from the sale of these Shares.

         SSA Common Stock is quoted on the Nasdaq National Market under the symbol SSAX. On November 20, 1995, the last sale price reported on the NASDAQ National Market System was $40.25.

         This Prospectus is to be used in connection with the sale of the Shares from time to time by the Selling Stockholders. The Shares may be sold by Selling Stockholders directly or through underwriters, dealers or agents, in market transactions or in privately-negotiated transactions.The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any sale, will be privately negotiated, may vary from transaction to transaction and as a result are not currently known. See "Plan of Distribution and Offering Price."

         The Company will pay certain of the expenses of this offering (currently estimated at $10,000) except that each Selling Stockholder will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of his, her or its Shares. See "Plan of Distribution and Offering
Price."                               _________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November __, 1995.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained, or incorporated by reference, in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                             AVAILABLE INFORMATION

         SSA is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, 32nd Floor Street (Suite 1400), Chicago, Illinois 60661; and copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Company's Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                     INFORMATION INCORPORATED BY REFERENCE

         The Company incorporates herein by reference the following documents it has previously filed with the Commission (File No. 0-15322) pursuant to the Exchange Act:

                 (a) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994;

                 (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1995, April 30, 1995 and July 31, 1995;

                 (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective February 12, 1987; and

                 (d) the description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed May 18, 1988.

         All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents, and any other documents specifically identified herein as incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests should be addressed to: Investor Relations Department, System Software Associates, Inc., 500 West Madison Street, 32nd Floor, Chicago IL 60661, Telephone: (312) 641-2900.


                                  THE COMPANY

         System Software Associates, Inc. is a leading provider of cost-effective business information systems to the industrial sector worldwide. SSA's integrated product line BPCS (Business Planning and Control System) provides business process re-engineering and integration of all operations, including configurable manufacturing processes, supply chain management and global financial solutions. SSA's object-oriented interoperable tool set allows the production of platform independent client/server applications. The Company supports its clients primarily through a worldwide network of branch offices. The Company markets, sells and services its products to intermediate size and large companies through its own sales organization and a network of more than 150 independent software companies (the "Affiliates"). To date, SSA has licensed approximately 100,000 software products in over 10,000 installations. SSA's BPCS product line consists of over 40 integrated products designed for manufacturing, distribution, financial, electronic date interchange, and toolset applications.

         The Company's executive offices are located at 500 West Madison Street, 32nd Floor, Chicago, IL 60661. The Company's telephone number is (312) 641-2900.


                              SELLING STOCKHOLDERS

         The Company issued a total of 445,458 shares of its Common Stock on September 29, 1995 in exchange for substantially all of the outstanding common stock of Softwright Systems Limited, a corporation organized under the laws of the United Kingdom ("Softwright"). The Selling Stockholders formerly owned 99% of Softwright. Softwright developed, supported and marketed business object technology and systems, including object technology, multi-media and other leading-edge applications. As a result of the transaction, Softwright became a greater than 99% owned subsidiary of the Company. Except with respect to their respective ownership of Softwright, prior to September 27, 1995, the Selling Stockholders had no material relationship with SSA or any of its predecessors or affiliates within the past three years. The following table sets forth the name of the Selling Stockholders and the respective numbers of shares of the Company's Common Stock owned by each of them. As of the date hereof, all of such shares are being offered by such Selling Stockholders by means of this Prospectus. In each case, the percentage of outstanding shares of the Company's Common Stock held by each Selling Stockholder prior to and after the offering to which this Prospectus relates represents less than one percent (1%) of the outstanding shares of the Company's Common Stock.



Selling Stockholders                               Number of Shares (1)
--------------------                               --------------------
Martin Gordon Wright Anderson                               106,362
BTMS Syntech                                                 81,694
Jane Tozer                                                   53,943
CIN Venture Nominees Limited                                 36,818
Michael Hugh Smith                                           22,748
Tim Gatland                                                  21,688
Colin Roy West                                               19,887
Barclays Venture Nominees Limited                            18,625
Railway Pension Venture Capital Limited                      18,625
Paul Matthew Frew                                            15,978
Philip Terence Rolls                                         10,105
Haydon Roger Williams                                         4,121
Richard Williams                                              3,907
John Stuart Higgins                                           3,355
Ian William Henley                                            2,798
Nicholas Huw Durrant                                          2,760
Peter Whittleton                                              2,758
Colin John Grant                                              2,220
Max Jonathan Stone                                            2,121

Paul Foweather                                                1,950
Barnes Thomson Mgt. Services Ltd.                             1,744
Alistair Peter Hardie                                         1,415
Philip Longden                                                1,080
Alan Charles Boother                                            972
Jane Wilkinson                                                  899
Peter Stuart Atkinson                                           899
Timothy Andrew Haley                                            683
Michael Andrew Young                                            679
Julia L. Smith                                                  575
James Andrew Dallas                                             548
Paul Martin Lawrence                                            541
CIN Investors Nominees Limited                                  431
Michael Adrian Wood                                             393
Martin Hay-Plumb                                                388
Adebola Tokunbo Egunjobi                                        282
Gary Edward Knowles                                             267
Robert Stuart Parsons                                           197
Mark Alan Harwood                                               197
Carol Margaret Fowler                                           165
Gareth James Evans                                              156
Paul Jonathan Akers                                             136
Naresh Patel                                                    134
Robert Walton                                                    82
Charles William James Unwin                                      71
Michael James Hatfield                                           44
Robert Charles Godley                                            10
John Anthony Metcalfe                                             7

(1) Includes any additional shares of Common Stock of SSA that become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Company's Common Stock.


                    PLAN OF DISTRIBUTION AND OFFERING PRICE

      The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other broker or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

      The Company will pay the registration expenses incident to the offering and sale of the Shares by the Selling Stockholders to the public. Such expenses include legal and accounting expenses, filing fees payable to the Commission, applicable state "blue sky" filing fees and printing expenses. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents for the Selling Stockholders. The Company has agreed to pay the fees and expenses of one counsel for all of the Selling Stockholders, provided that such fees do not exceed $10,000.

      Any underwriters, brokers, dealers and agents who participate in any such sale may also be customers of, engage in transactions with or perform services for SSA or the Selling Stockholders in the ordinary course of business.

      SSA Common Stock is currently traded on the NASDAQ National Market System. The public offering price for any Shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and the Selling Stockholders, or their respective agents.


                               VALIDITY OF STOCK

      The validity of the Shares will be passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois ("S&W"). In October 1992, in consideration for the continued and future services on the Company's Board of Directors of William N. Weaver, Jr., the Company granted a stock option to S&W, of which Mr. Weaver is a member. This option covers 22,500 shares, is exercisable at $15.58 per share (the fair market value of the Company's Common Stock on October 12, 1992, the date the options were granted) and becomes exercisable in equal portions on the five anniversaries of the grant date. In consideration of the option grant, S&W agreed to waive its fees for Mr. Weaver's time expended attending meetings of the Board of Directors. In december 1994, the Company granted two outside directors and S&W options to purchase 15,000 shares each. The options are exercisable at $14.75 per share, the fair market value of the Company's Common Stock on the date of grant) and become exercisable in equal portions on the five anniversaries of the grant date. In addition to his beneficial ownership of the shares subject to the foregoing options, Mr. Weaver personally owns 200,000 shares of the Company's Common Stock.

                                    EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of System Software Associates, Inc. for the year ended October 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         SEC Filing Fee for Registration Statement                                    $ 5,703
         Accounting Fees                                                                1,000*
         Legal Fees and Expenses                                                        5,000*
         Miscellaneous                                                                    297*
                                                                                       ------

         Total                                                                         $10,000
                                                                                       =======

*  Estimated Amount

All of the expenses listed above will be borne by the Registrant.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The By-laws of the Registrant provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless a court determines otherwise.

          The Certificate of Incorporation of the Registrant, as amended to date, provides that the personal liability of the directors of the Registrant shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law,
(3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Item 16. EXHIBITS.

(a) Exhibits:

4.1       Certificate of Incorporation, as amended to date

4.2       By-Laws, as amended to date

4.3       Rights Agreement Dated as of May 3, 1988

5 Opinion of Sachnoff & Weaver regarding the legality of the securities being registered

23.1      Consent of Price Waterhouse LLP

23.2      Consent of Sachnoff & Weaver (included in Exhibit 5)

24 Powers of Attorney (included on the Signature Page of this Registration Statement)

ITEM 17. UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
       Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 21, 1995.


                                           SYSTEM SOFTWARE ASSOCIATES, INC.


November 21, 1995                          /s/ Joseph J. Skadra
                                           ------------------------------------
                                           Joseph J. Skadra, Vice President and
                                           Chief Financial Officer

         The undersigned officers and directors of System Software Associates, Inc., hereby severally constitute and appoint Joseph J. Skadra and Douglas R. Newkirk, and each of them singly, our true and lawful attorneys and agents, with full power to them, and each of them, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable System Software Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                               Title                                    Date
 ---------                               -----                                    ----

  /s/ Roger E. Covey                     Chief Executive Officer and Chairman     November 21, 1995
 -------------------                     of the Board of Directors (Principal
 Roger E. Covey                          Executive Officer)

  /s/ Joseph J. Skadra                   Chief Financial Officer, Vice            November 21, 1995
 ---------------------                   President-Finance and Secretary
 Joseph J. Skadra                        (Principal Financial and Accounting
                                         Officer)

  /s/ Warren J. Hayford                  Director                                 November 21, 1995
 ----------------------
 Warren J. Hayford

  /s/ John W. Puth                       Director                                 November 21, 1995
 --------------------
 John W. Puth

   /s/ William N. Weaver, Jr.            Director                                 November 21, 1995
 ----------------------------
 William N. Weaver, Jr.

                                 EXHIBIT INDEX



       Exhibit                                                                         Sequentially
       Number                              Description of Document                     Numbered Page
       ------                              -----------------------                     -------------
         4.1          Certificate of Incorporation, as amended to date                      (1)

         4.2          By-Laws, as amended to date                                           (2)

         4.3          Rights Agreement Dated as of May 3, 1988                              (3)

           5          Opinion of Sachnoff & Weaver regarding the legality of the securities being registered. . . . . . . . . . . . . . . . . . .
                      . . . . .

        23.1          Consent of Price Waterhouse . . . . . . . . .

        23.2          Consent of Sachnoff & Weaver (included in Exhibit 5)                  --

          25          Powers of Attorney (included on the Signature Page of this            --
                      Registration Statement)

(1) Incorporated by reference from the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1987 (File No. 0-15322).

(2) Incorporated by reference from the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1989 (File No. 0-15322).

(3) Incorporated by reference from the Registrant's Form 8-K Current Report filed on May 18, 1988 (File No. 0-15322).